                                                                   EXHIBIT 10.12

                 PLAN AND AGREEMENT OF REORGANIZATION AND MERGER
                 -----------------------------------------------

     THIS PLAN AND AGREEMENT OF REORGANIZATION AND MERGER (this "Agreement") is dated as of August 19, 1997, by and among LITIGATION RESOURCES OF AMERICA -- CALIFORNIA, INC., a California corporation ("LRA-CA"), RAPIDTEXT, INC., a California corporation ("Rapidtext"), SEAQUESTOR TRUST, a California private annuity trust (the "Trust"), GLORY JOHNSON, an individual ("Johnson") (the Trust and Johnson are sometimes hereinafter referred to collectively as the "Shareholders" or singularly as a "Shareholder"), and LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation and the parent company of LRA-CA ("Parent"). LRA-CA and Rapidtext are sometimes hereinafter referred to collectively as the "Constituent Corporations" or individually as a "Constituent Corporation." LRA-CA and Parent are sometimes hereinafter referred to collectively as the "LRA Companies" or individually as a "LRA Company." Rapidtext and the LRA Companies are sometimes hereinafter referred to collectively as the "Corporations" or individually as a "Corporation." The Corporations and the Shareholders are sometimes referred to collectively as the "Parties" or individually as a "Party."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Board of Directors of each Corporation deems it advisable and in the best interests of such Corporation and of such Corporation's stockholders that Rapidtext be merged with and into LRA-CA pursuant to the provisions of the General Corporation Law of California (the "California Act") and this Agreement, in a transaction whereby all of the currently issued and outstanding shares of common stock, without par value, of Rapidtext will be canceled and converted into the right to receive shares of common stock, $.01 par value, of the Parent, together with cash and other consideration; and

     WHEREAS, the Board of Directors of each Corporation has authorized and approved the merger of Rapidtext with and into LRA-CA (the "Merger") on the terms and conditions contained in this Agreement, and the Board of Directors of each Constituent Corporation has submitted the Merger to the stockholders of such Constituent Corporation for approval, as required by the California Act, and such approval of the stockholders has been obtained in accordance with the requirements of the California Act; and

     WHEREAS, the Parties intend that the Merger will constitute a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Parties desire to set forth certain representations, warranties and covenants made by each of them to the others as an inducement to the execution hereof and the consummation of the Merger;

     NOW THEREFORE, in consideration of the premises and the mutual agreements, promises and covenants herein contained, the Parties hereby agree that Rapidtext shall be, at the "Effective Time" of this Agreement (as hereinafter defined in Section 4.02), merged into LRA-CA, which shall be the surviving corporation (such corporation in its capacity as such surviving corporation may be hereinafter referred to as the "Surviving Corporation") and a wholly-owned subsidiary of Parent, organized and existing under the laws of the State of California, and the Corporations hereby adopt and agree to the following covenants, terms and conditions relating to the Merger and the manner of carrying the same into effect.

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS

     "Accounts Payable Report" means a report as of a given time period containing a summary of the outstanding accounts payable of Rapidtext which report shall reflect such accounts payable on an aged basis and shall set forth the amounts due and owing by Rapidtext to each of its suppliers, creditors or court reporters.

     "Accounts Receivable" means all amounts due and owing to Rapidtext by each of its customers.

     "Accounts Receivable Report" means a report as of a given time period containing a summary of the outstanding accounts receivable of Rapidtext, which report shall reflect such accounts receivable and shall set forth the amounts due and owing to Rapidtext by each of its customers.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Additional Parent Shares Value" means $8.50 per Parent Share; provided, that if the Parent or its Affiliates have subsequently consummated an acquisition in which Parent Shares are issued, then the value of each Parent Share as specified in the most recent such acquisition; and further provided however, that if the Parent has successfully consummated a public offering of its shares of common stock, then it shall mean the average public trading price of each Parent Share over the five (5) most recent business days.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Balance Sheet Report" means the balance sheet of Rapidtext as of a given date showing the assets, liabilities and equity of Rapidtext prepared by Rapidtext in accordance with GAAP on a consistent basis as with prior time periods.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequences.

     "Cash Payment" has the meaning set forth in Section 2.03(b)(iii) below.

     "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) any of a corporation's employees, payroll, income or gross receipts, (ii) any of a corporation's ownership or use of any of its assets, or (iii) any other aspect of a corporation's business.

     "Closing" has the meaning set forth in Section 2.04 below.

     "Closing Date" has the meaning set forth in Section 2.04 below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of Rapidtext and its Subsidiaries that is not (a) generally known or available to the public; (b) after the date of this Agreement, generally known or readily available through no violation of this Agreement; or (c) in or does not hereafter become a part of the public domain through no violation of this Agreement.

     "Controlled Group" means Rapidtext, its Subsidiaries, and any trade or business (whether or not incorporated) which together with Rapidtext or any Subsidiary of Rapidtext would be deemed to be a "single employer" within the meaning of ERISA Section 4001(b)(1) or subsections (b), (c), (m) or (o) of Code
Section 414.

     "Customarily Permitted Liens" shall mean:

         (a) Liens for ad valorem taxes, assessments or other governmental Charges or levies, not yet due and payable;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens); and

         (c) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, variations and other restrictions, Charges or encumbrances customary to the type of real property affected and which do not impair the current use, occupancy, value or the marketability of title of the real property subject thereto.

     "Damages" has the meaning set forth in Section 11.02 below.

     "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization.

     "Effective Date' shall mean 12:01 a.m. on the Closing Date.

     "Effective Date Accounts Payable Report" means the Accounts Payable Report for Rapidtext as of the Effective Date.

     "Effective Date Accounts Receivable" shall mean the entire amount of Accounts Receivable for Rapidtext as of the Effective Date.

     "Effective Date Accounts Receivable Report" means the Accounts Receivable Report for Rapidtext as of the Effective Date.

     "Effective Date Balance Sheet Report" means the Balance Sheet Report for Rapidtext as of the close of the Effective Date.

     "Effective Time" has the meaning set forth in Section 4.02.

     "Employee Benefit Plan" means any (a) Employee Pension Benefit Plan, (b) Employee Welfare Benefit Plan, or (c) personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in clause (a) or (b) of this sentence.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2), including, but not limited to, employee pension benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1), including, but not limited to, employee welfare benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Final Net Worth" means the Net Worth as of the Effective Date as determined in accordance with Section 2.07 below.

     "Financial Statements" has the meaning set forth in Section 7.06 below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Guaranteed Net Worth" means $96,292.00.

     "Guaranty" shall mean that certain Guaranty of Performance to be executed by Jerry Woods guarantying the obligations of the Trust.

     "Income Statement Reports" means a statement of revenues and expenses of Rapidtext as of a given date prepared by Rapidtext on an accrual basis and on a consistent basis as with prior time periods.

     "IRS" means the United States Internal Revenue Service or such equivalent successor agency of the United States with the responsibility of assessing and/or collecting Taxes.

     "Johnson Employment Agreement" means that certain Employment Agreement by and between LRA-CA and Johnson dated of even date herewith.

     "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a)   such individual is actually aware of such fact or other matter; or

     (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Liens" means any mortgages, deeds of trust, liens, security interests, pledges, claims, charges, liabilities, obligations, or other encumbrances.

         "LRA Companies' Accountants" shall mean the independent certified public accounting firm of Coopers & Lybrand located in Houston, Texas.

         "LRA Companies' Disclosure Schedule" has the meaning set forth in
Section 8.0 below.

         "LRA Financial Statements" has the meaning set forth in Section 8.08 below.

         "LRA Indemnified Parties" has the meaning set forth in Section 11.2 below.

         "Net Worth" means the dollar amount of equity of Rapidtext as of a given time period as determined by the Balance Sheet Report.

         "Note" has the meaning set forth in Section 2.03(b)(ii) below.

         "Notice of Action" has the meaning set forth in Section 11.02(ii) below.

         "Notice of Election" has the meaning set forth in Section 11.02(ii) below.

         "Offset" has the meaning set forth in Section 11.03(B) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parent Shares" has the meaning set forth in Section 2.03(b)(i) below.

         "Parent Shares Value" shall mean $8.50 per Parent Share; provided however, that if the Parent has successfully consummated a public offering of its shares of common stock, then it shall mean the average public trading price of each Parent Share over the five (5) most recent business days.

         "Past Due Accounts Receivable" means those accounts receivable of Rapidtext whose age is more than 120 days from the date of invoice as of the Effective Date.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" with respect to property of a Party shall mean
(i) Security Interests expressly permitted, or consented in writing to by the other Party; (ii) Purchase Money Liens; (iii) Customarily Permitted Liens; and
(iv) Liens of judgment creditors provided such Liens do not exceed $3,000 individually or $15,000 in the aggregate (other than Liens bonded or insured to the reasonable satisfaction of the other Party).

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Pledge Agreement" has the meaning set forth in Section 11.03 below.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Purchase Money Liens" shall mean Liens incurred in connection with the acquisition of any asset; provided that (i) each such Lien shall attach only to the asset to be acquired, (ii) a description of the asset so acquired is furnished to the other Party, and (iii) the indebtedness incurred in connection with such acquisitions shall not individually exceed $3,000 or in the aggregate exceed $15,000.

         "Purchase Price" has the meaning described in Section 2.03 below.

         "Rapidtext's Accountants" shall mean the independent certified public accounting firm of Metzleur, Skelton & Whitmore.

         "Rapidtext Disclosure Schedule" has the meaning set forth in Section
7.0 below.

         "Rapidtext Profits" has the meaning set forth in Section 2.03 below.

         "Rapidtext Share" means any share of the issued and outstanding common stock of Rapidtext, without par value.

         "Registration Rights Agreements" has the meaning set forth in Section 9.01(ix).

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) Purchase Money Liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Senior Lender" shall mean Texas Commerce Bank, N.A.

         "Shareholders" shall mean Sequester Trust, a California private annuity trust and Glory Johnson.

         "Shareholders' Agreement" shall mean that certain First Amended and Restated Shareholders' Agreement by and between the Parent and all of the Shareholders of the Parent.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors thereof.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium windfall profits, environmental (including taxes under Code Section 5(A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Woods" means Jerry Woods, an individual.

         "Woods Employment Agreement" means that certain Employment Agreement by and between LRA-CA and Woods dated of even date herewith.

                                   ARTICLE II
                                   ----------

                 THE MERGER; STATUS AND CONVERSION OF SECURITIES

          2.01 The Merger. Subject to the terms and conditions of this
               ----------
Agreement, at the Effective Date, Rapidtext shall be merged with and into LRA-CA in accordance with this Agreement and the separate existence of Rapidtext shall thereupon cease. The Merger is intended to be a forward triangular merger and "tax-free reorganization" pursuant to Section 368(a) of the Code. The Merger shall have the effects specified in the California Act.

         2.02 [Omitted Intentionally]

         2.03 Status and Conversion of Securities. The status of the outstanding
              -----------------------------------
capital stock of each of the Constituent Corporations and the manner and basis of converting the shares of capital stock of each of the Constituent Corporations into or for shares of capital stock of the Surviving Corporation or into or for Parent Shares or cash (for fractional shares), as the case may be, at the Effective Time shall be as follows:

              (a) Each share of Common Stock, without par value, of LRA-CA outstanding as of the Effective Time shall remain one fully paid and non-assessable share of Common Stock, without par value, of the Surviving Corporation.

              (b) All of the shares of Common Stock of Rapidtext outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time into (collectively, the "Purchase Price"):

              (i) an aggregate of 35,492 shares of the common stock of Parent, $.01 par value per share (the "Parent Shares") as will constitute an agreed upon value of $301,682 and at the Parent Shares Value of which 22,116.471 shares shall be distributed to the Trust and 13, 375.529 shares shall be distributed to Johnson;

              (ii) two 7% Junior Subordinated Promissory Notes in the aggregate principal amount of $60,336 (collectively the "Note") with one Note payable to the Trust in the principal amount of $37,598 and the other Note payable to Johnson in the principal amount of $22,738, with each such Note providing that it is immediately accelerated should the Parent consummate a public offering of shares of its common stock; and

              (iii) cash in the amount of $241,346 payable by wire transfer or delivery of other immediately available funds to the Shareholders on the Closing Date in accordance with wiring instructions delivered by the Shareholders to LRA-CA at least three business days prior to Closing (the "Cash Payment").

         In addition, in approximately one (1) year after the Closing Date, the LRA Companies' Accountants shall determine the amount of EBITDA, if any, of the Rapidtext division of LRA-CA during the twelve (12) month time period beginning with the first full month after the Closing Date ("Rapidtext Profits"). To the extent that the Rapidtext Profits exceed the amount of

$98,383, the Shareholders shall be paid and delivered an additional aggregate amount equal to the amount of such excess, if any, multiplied by six (6) (the "Earnout") as follows:

                  (i) Delivery to the Shareholders of an aggregate number of Parent Shares that when multiplied by the Additional Parent Shares Value shall equal fifty percent (50%) of the Earnout;

                  (ii) Delivery to the Shareholders of a 7% Junior Subordinated Promissory Note from LRA-CA in the principal amount equal to ten percent (10%) of the Earnout which shall be structured in the manner of the Note with a maturity date of five (5) years after the date of issuance; and

                  (iii) Delivery to the Shareholders of cash in the amount of forty percent (40%) of the Earnout.

Notwithstanding anything to the contrary contained herein, the promissory note issuable under (ii) of the preceding sentence shall not be issued in the event Parent has previously consummated a public offering of its Parent Shares in which event LRA-CA shall instead deliver to the Shareholders cash in the amount of ten percent (10%) of the Earnout in addition to the cash to be delivered to Shareholders in (iii) of the preceding sentence. In the calculation of the Earnout, EBITDA will be reduced by management salaries, but EBITDA will not be reduced by any contractual or discretionary bonus provided to management or by any corporate management expense paid by LRA-CA to the Parent or any Affiliate.

         2.04 The Closing. The closing of the transactions contemplated by this
              -----------
Agreement (the "Closing") shall take place simultaneously at the offices of (i) Boyer, Ewing & Harris in Houston, Texas, and (ii) Rapidtext in Newport Beach, California, unless otherwise mutually agreed, commencing on August 19, 1997, at 9:00 a.m. central daylight time, or at such other time or place as the Parties mutually agree (the "Closing Date").

         2.05 Deliveries at the Closing. At the Closing, (i) Rapidtext and the
              -------------------------
Shareholders will deliver to the LRA Companies the various certificates, instruments, and documents referred to in Section 9.01 below, (ii) the LRA Companies will deliver to Rapidtext and the Shareholders the various certificates, instruments, and documents referred to in Section 9.02 below,
(iii) the Shareholders will deliver to LRA-CA the stock certificates representing all of the Rapidtext Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the LRA Companies will deliver to the Shareholders the Parent Shares, the Note, and the Cash Payment.

         2.06 Exchange of Certificates and Related Matters. (a) At the Closing,
              --------------------------------------------
the Shareholders as the sole holders of certificates theretofore representing outstanding Rapidtext Shares shall surrender the same to LRA-CA, and such Shareholders shall upon such surrender receive in exchange therefor a certificate or certificates representing the number of full and fractional shares of Parent Shares into which the Rapidtext Shares theretofore represented by the certificate or certificates so surrendered shall have been converted pursuant to the Merger.

              (b) After the Effective Time and until surrendered, each certificate which theretofore represented outstanding Rapidtext Shares shall be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence solely the right to receive the number of full and fractional shares of Parent Shares into which such Rapidtext Shares are convertible. No dividend or other distribution, if any, payable to holders of Parent Shares shall be paid to the holders of any such certificates for Rapidtext Shares until such certificates are surrendered, but upon surrender of such certificates, all such declared dividends and distributions, if any, shall be paid to the holder of record of the full shares of Parent Shares represented by the certificate issued in exchange therefor, without interest.

              (c) As of the Effective Time, the stock transfer books of Rapidtext will be closed and no further transfers shall be made thereon.

         2.07 Determination of Final Net Worth. The Effective Date Balance Sheet
              --------------------------------
Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report (collectively, the "Effective Date Financial Reports") shall be prepared by Rapidtext and Rapidtext's Accountants as promptly as possible after the Closing, and the Shareholders shall deliver the Effective Date Reports to LRA-CA and the LRA Companies' Accountants as soon as possible but in no event later than 30 days after the Closing Date. The LRA Companies' Accountants shall review the Effective Date Financial Reports (including any corresponding work papers of Rapidtext's Accountants) and report to Rapidtext's Accountants in writing within 15 days of receipt thereof of any discrepancy. If Rapidtext's Accountants and the LRA Companies' Accountants cannot resolve such discrepancy within 15 days after Rapidtext's Accountants receipt of such report, then they shall so notify the Parties, and the Parties shall attempt to resolve the discrepancy within 15 days of such notice. If the Parties cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to all Parties shall be retained to review the Effective Date Financial Reports. Such firm's conclusions as to the carrying values to appear on the Effective Date Financial Reports for purposes of determining the Final Net Worth of Rapidtext shall be conclusive. The Parties shall share equally in the expenses of retaining such accounting firm. The LRA Companies shall pay the expenses of the LRA Companies' Accountants for their review of the Effective Date Financial Reports, and the Shareholders shall pay the expenses of Rapidtext's Accountants for their review of the Effective Date Financial Reports.

         2.08 Post-Closing Adjustment of Purchase Price. After the Closing Date,
              -----------------------------------------
the Purchase Price set forth in Section 2.03 shall be adjusted as follows: (i) if the Final Net Worth of Rapidtext as finally determined pursuant to Section
2.07 shall be more than the Guaranteed Net Worth, then (a) the Parent Shares shall be increased by an amount equal to fifty percent (50%) of the amount of such excess, (b) the Cash Payment shall be increased by an amount equal to forty percent (40%) of the amount of such excess, and (c) the principal amount of the Note shall be increased by an amount equal to ten percent (10%) of the amount of such excess, and (ii) if the Final Net Worth of Rapidtext as finally determined pursuant to Section 2.07 shall be less than the Guaranteed Net Worth, then (a) the Parent Shares shall be reduced by an amount equal to fifty percent (50%) of the amount of such shortfall, (b) the Cash Payment shall be reduced by an amount equal to forty percent (40%) of the amount of such shortfall, and (c) the principal amount of the Note shall be reduced by an amount equal to ten percent (10%) of the amount of such shortfall. In the event that the Parent Shares should be reduced pursuant to (ii) above, the Shareholders shall immediately return the aggregate number of Parent Shares to the Parent as will constitute the value of the reduction. In the event that the Cash Payment should be reduced pursuant to (ii) above, the Shareholders shall immediately refund such amount of cash to LRA-CA. In the event that any principal payments on the Note are made by LRA-CA prior to the determination of the final principal balance as a result of the determination of the Final Net Worth, then the amount of any such principal payments shall reduce the amount of the principal balance of the revised Note. In addition, the Note executed and delivered by LRA-CA to the Shareholders at the Closing shall be promptly returned to LRA-CA marked "CANCELLED" upon LRA-CA's delivery of the revised Note to the Shareholders upon determination of the Final Net Worth.

         2.09 Additional Merger Transactions. The Closing of the Merger is
              ------------------------------
contingent upon the simultaneous merger of LRA-CA with each of Medtext, Inc., a California corporation, and Goren of Newport, Inc., a California corporation doing business as Johnson Court Reporting (the "Additional Merger
Transactions"). The Merger shall not be effective unless and until the Additional Merger Transactions have been effected.

                                   ARTICLE III
                                   -----------

                       ARTICLES OF INCORPORATION; BY-LAWS;
                        DIRECTORS AND OFFICERS; VACANCIES

         3.01 Articles of Incorporation. The Articles of Incorporation of LRA-CA
              -------------------------
as in effect on the date hereof shall be and continue to be the Articles of Incorporation of the Surviving Corporation until amended, altered or repealed in the manner provided by law.

         3.02 By-Laws. The By-Laws of LRA-CA as in effect on the date hereof
              -------
shall be and constitute the By-Laws of the Surviving Corporation until altered, amended or repealed as provided by law.

         3.03 Directors. The Directors serving on the Board of Directors of
              ---------
LRA-CA on the date hereof shall continue as the Directors of the Surviving Corporation, to hold office until their successors are elected and shall have duly qualified.

         3.04 Officers. The officers of LRA-CA in office on the date hereof
              --------
shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, until their successors are elected and shall have qualified.

         3.05 Vacancies. If, as of the Effective Time, a vacancy shall exist on
              ---------
the Board of Directors or in any of the offices of the Surviving Corporation for any reason, such vacancy may be filled in the manner provided in the By-Laws of the Surviving Corporation.

                                   ARTICLE IV
                                   ----------

                      SHAREHOLDER APPROVALS; EFFECTIVE TIME

         4.01 Shareholders Approvals. (a) The holders of all of the issued and
              ----------------------
outstanding shares of Rapidtext have consented in writing to Rapidtext's execution, delivery and performance of this Agreement, and have authorized, adopted and approved the Merger of Rapidtext into LRA-CA.

                  (b) Parent, as the sole Shareholders of LRA-CA, has consented in writing to LRA-CA's execution, delivery and performance of this Agreement and has authorized, adopted and approved the Merger of Rapidtext into LRA-CA.

                  (c) If the Merger is not hereafter abandoned as permitted by the provisions of this Agreement, as soon as practicable after the satisfaction or waiver of the conditions precedent to consummation of the Merger, appropriate Articles of Merger setting forth the information required by the California Act and signed and verified on behalf of the Constituent Corporations (the "Articles of Merger") shall be delivered to and filed with the Secretary of State of California in accordance with the California Act.

         4.02 Effective Time. The filing of the Articles of Merger shall take
              --------------
place as soon as practicable after the Closing or at such other time and place as the Corporations shall agree. The Merger shall become effective on the date and at the time specified in the Articles of Merger filed with the Secretary of State of California (the "Effective Time").

                                    ARTICLE V
                                    ---------

                          CERTAIN EFFECTS OF THE MERGER

         5.01 Liabilities and Obligations. At the Effective Time, the separate
              ---------------------------
existence of Rapidtext shall cease, and Rapidtext shall be merged with and into LRA-CA. All right, title and interests to all real estate and other property owned by each of the Constituent Corporations shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. All liabilities and obligations of each of the Constituent Corporations shall be allocated to the Surviving Corporation, and the Surviving Corporation shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than an entity liable thereon at the Effective Time of the Merger, shall be liable therefor. The Surviving Corporation shall be substituted in any proceedings pending by or against either of the Constituent Corporations.

         5.02 Further Assurances. From time to time, if, as and when requested
              ------------------
by the Surviving Corporation, or by its successors or assigns, LRA-CA and Rapidtext shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further or other actions, as the Surviving Corporation and its successors and assigns may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, all rights, title and interest to and possession of all of the real estate and other property referred to in Section 5.01 hereof, and otherwise to carry out the intents and purposes of this Agreement.

                                   ARTICLE VI
                                   ----------

                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         As of the execution date hereof, each of the Shareholders represents and warrants to each of the LRA Companies that the statements contained in this
Article VI are correct and complete as of the date of this Agreement, except as otherwise disclosed in that certain Shareholders Disclosure Schedule attached hereto as Schedule 6.0. Nothing in the Shareholders Disclosure Schedule shall be
          ------------
deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Shareholders Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

         6.01 Organization, Qualification, and Corporate Power. The Trust is a
              ------------------------------------------------
private annuity trust duly organized, validly existing, and in good standing under the laws of California. The Trust is not qualified to do business in any other jurisdiction, nor does the nature of its business require such qualification. The Trust has full power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 6.01
                                                                -------------
lists the trustee and all beneficiaries of the Trust. The Trust has delivered to the LRA Companies correct and complete copies of the trust agreement and related documentation of the Trust (as amended to date). The Trust is not in default under or in violation of any provision of its trust agreement or related documentation.

         6.02 Authorization of Transaction. Each of the Shareholders has full
              ----------------------------
power and authority to execute and deliver this Agreement and to perform its or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Shareholders, enforceable in accordance with its terms and conditions, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity effecting the enforcement of creditors' rights. Each Shareholder represents and warrants that it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         6.03 Noncontravention. Neither the execution and the delivery of this
              ----------------
Agreement by the Shareholders, nor the consummation of the transactions by the Shareholders as contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Shareholder is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Shareholders is a party or by which it is bound or to which any of its assets is subject.

         6.04 Brokers' Fees. The Shareholders have no Liability or obligation to
              -------------
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the LRA Companies could become liable or obligated.

         6.05 Investment. Each of the Shareholders (i) understands that neither
              ----------
the Note nor the Parent Shares has been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(ii) is acquiring the Note and the Parent Shares solely for its or her own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information specified on Schedule 6.05 concerning the LRA Companies and has had the opportunity to
   -------------
obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Note and the Parent Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Note and the Parent Shares, and (vi) is an Accredited Investor.

         6.06 Subject Shares. Each Shareholder holds of record and owns
              --------------
beneficially the number of Rapidtext Shares set forth next to its or her name in
Schedule 7.03, free and clear of any restrictions on transfer (other than any
-------------
restrictions under the Securities Act and state securities laws, Taxes, Security Interests, options, warrants, purchase rights, or other contracts or commitments that could require either Shareholder to sell, transfer, or otherwise dispose of any capital stock of Rapidtext (other than this Agreement)). Neither Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of any Company.

         6.07  Disclosure to Minority Shareholders. The Shareholders have made
               -----------------------------------
full and complete disclosure of the terms and provisions of the Merger to any and all minority shareholders of Rapidtext.

         6.08  Guaranty by Woods. Woods shall enter into a certain Guaranty of
               -----------------
Performance dated of even date herewith (the "Guaranty"), under which Woods shall guarantee the full and punctual payment and performance by the Trust of all of the obligations, duties, covenants, agreements and conditions to be paid or performed by the Trust hereunder, including without limitation all indemnification obligations of the Trust set forth in Article XI herein.

                                   ARTICLE VII
                                   -----------

                   REPRESENTATIONS AND WARRANTIES OF RAPIDTEXT

         As of the execution date hereof, Rapidtext represents and warrants to each of the LRA Companies that the statements contained in this Article VII are correct and complete as of the date of this Agreement, except as otherwise disclosed in that certain Rapidtext Disclosure Schedule attached hereto as
Schedule 7.0. Nothing in the Rapidtext Disclosure Schedule shall be deemed
------------
adequate to disclose an exception to a representation or warranty made herein, however, unless the Rapidtext Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

         7.01  Organization, Qualification, and Corporate Power. Rapidtext is a
               ------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of California. Rapidtext is not qualified to do business in any other jurisdiction, nor does the nature of its business require such qualification. Rapidtext has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 7.01
                                                                -------------
lists the directors and officers of Rapidtext. The Shareholders have delivered to the LRA Companies correct and complete copies of the articles of incorporation and bylaws of Rapidtext and its Subsidiaries, if any (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Rapidtext are correct and complete in all material respects. Rapidtext is not in default under or in violation of any provision of its articles of incorporation or bylaws.

         7.02  Authorization of Transaction. Rapidtext has full power and
               ----------------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Rapidtext, enforceable in accordance with its terms and conditions, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity effecting the enforcement of creditors' rights. Rapidtext represents and warrants that it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         7.03  Capitalization. The entire authorized capital stock, the issued
               --------------
and outstanding shares and the treasury shares of Rapidtext are accurately set forth in Schedule 7.03. All of the issued and outstanding Rapidtext Shares have
         -------------
been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by its shareholders as set forth in Schedule 7.03. There are no
                                                   -------------
outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that would require Rapidtext to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Rapidtext. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Rapidtext.

         7.04  Noncontravention. Neither the execution and the delivery of this
               ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Rapidtext is subject, (ii) violate any provision of the articles of incorporation or bylaws of Rapidtext, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Rapidtext is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). Rapidtext does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         7.05  Subsidiaries. Rapidtext does not have any ownership interest in
               ------------
any Subsidiaries. Rapidtext does not control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

         7.06  Financial Statements. The Shareholders have previously furnished
               --------------------
the LRA Companies with the following financial statements (collectively the "Financial Statements"): (i) a Balance Sheet Report and an Income Statement Report for the fiscal years ended March 31, 1995, and March 31, 1996, compiled by Rapidtext's Accountants; and (ii) Balance Sheet Reports and Income Statement Reports for the period ended May 31, 1997, prepared by Rapidtext's Accountants,
(iii) an Accounts Receivable Report dated as of May 31, 1997, and (iv) an Accounts Payable Report dated as of May 31, 1997. The Financial Statements (including the notes thereto) have been prepared on a cash basis and are consistently reported throughout the periods covered thereby, present fairly the financial condition of Rapidtext as of such dates and the results of operations of Rapidtext for such periods, are correct and complete in all material respects, and are consistent in all material respects with the books and records of Rapidtext (which books and records are correct and complete in all material respects).

         7.07   Events Subsequent to May 31, 1997. Except as disclosed on
                ---------------------------------
Schedule 7.07, since May 31, 1997, there has not been any material change in the
-------------
business, financial condition, operations, results of operations, or future prospects of Rapidtext. Without limiting the generality of the foregoing, since that date:

                (i) Rapidtext has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                (ii) Rapidtext has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, lease, and licenses) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

                (iii) Rapidtext has not accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $3,000 singly or $15,000 in the aggregate to which Rapidtext is a party or by which it is bound;

                (iv) Rapidtext has not imposed any Security Interest upon any of its assets, tangible or intangible, except for Permitted Liens;

                (v) Rapidtext has not made any capital expenditure (or series of related capital expenditures) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

                (vi) Rapidtext has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series or related capital investments, loans, and acquisitions) either involving more than $3,000 singly or $15,000 in the aggregate;

                (vii) Rapidtext has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $3,000 singly or $15,000 in the aggregate;

                (viii) Rapidtext has not delayed or postponed the payment of accounts payable and other Liabilities for a period of more than sixty
         (60) days after the date of invoice;

                (ix) Rapidtext has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

                (x) there has been no change made or authorized in the articles of incorporation or bylaws of Rapidtext;

                (xi) Rapidtext has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                (xii) Rapidtext has not have declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                (xiii) Rapidtext has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property valued, individually or in the aggregate, in excess of (i) $10,000 for all property which, at the time of such damage or destruction, was subject to or covered by property, casualty or any other form of insurance, and
         (ii) $3,000 for all property which, at the time of such damage or destruction, was not subject to or covered by property, casualty or any other form of insurance;

                (xiv) Rapidtext has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

                (xv) Rapidtext has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

                (xvi) Rapidtext has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xvii) Rapidtext has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                (xviii) Rapidtext has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xix) Rapidtext has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                (xx) there has not been any other adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of or Business involving Rapidtext or any Subsidiaries which exceeds $3,000 individually $15,000 in the aggregate; and

                (xxi)  Rapidtext has not committed to any of the foregoing.

         7.08   Undisclosed Liabilities. Except as disclosed on Schedule 7.08,
                -----------------------                         -------------
Rapidtext does not have any Liability (and, to the best of the Shareholders' Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities reflected in the then most current Financial Statements (including any notes thereto) and (ii) Liabilities which have arisen after May 31, 1997 in the Ordinary Course of Business (none of which results from, arises, out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         7.09   Legal Compliance. To the Knowledge of Shareholders, Rapidtext,
                ----------------
and its predecessors and Affiliates, have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and, to the Shareholders' Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         7.10   Tax Matters.  Except as disclosed on Schedule 7.10:
                -----------                          -------------

                (i) Rapidtext has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes shown to be due on the Tax Returns have been paid or accrued for the Balance Sheet. Rapidtext is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Tax authority in a jurisdiction where Rapidtext does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on the assets of Rapidtext that arose in connection with any failure (or alleged failure) to pay any Tax.

                (ii) Rapidtext has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, or other third party, except for the unlikely event that Taxes may be incurred in connection with an independent contractor of Rapidtext being characterized as an employee.

                (iii) There is no dispute or claim concerning any Tax Liability of Rapidtext either (A) claimed or raised by any Tax authority in writing or (B) as to which the Shareholders and the directors and officers (and employees responsible for Tax matters) of Rapidtext has Knowledge based upon personal contact with any agent of such authority.
         Schedule 7.10 lists all federal, state, local, and foreign income Tax
         -------------
         Returns filed with respect to Rapidtext for taxable periods ended on or after March 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Shareholders have delivered to the LRA Companies correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Rapidtext.

                (iv) Rapidtext has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (v) Rapidtext has not made an election under section 341(f) of the Code.

                (vi) Rapidtext has made adequate provision for reserves or accruals not yet due and payable relating to operations of the Company prior to the Effective Time.

         7.11   Title to Assets. Rapidtext has good and marketable title to, or
                ---------------
a valid leasehold interest in, the properties and assets used by it, or shown in the Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since May 31, 1997, and except for Permitted Encumbrances.

         7.12   Real Property. Rapidtext does not own any real property.
                -------------
Schedule 7.12 lists and describes briefly all real property leased or subleased
-------------
to Rapidtext. The Shareholders have delivered to the LRA Companies correct and complete copies of the leases and subleases listed in Schedule 7.12 (as amended
                                                      -------------
to date). Except as disclosed on Schedule 7.12, with respect to each lease and
                                 -------------
sublease listed in Schedule 7.12:
                   -------------

                (i) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                (ii) The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                (iii) Rapidtext is not in material breach or default of any lease or sublease, and to the Shareholders' Knowledge, no third party to any such lease or sublease is in material breach or material default, and to the Shareholders' Knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                (iv) with respect to each sublease, to the Shareholders' Knowledge, the representations and warranties set forth in subsections
         (i) through (iii) above are true and correct with respect to the underlying lease; and

                (v) Rapidtext has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold, except Customarily Permitted Liens.

         7.13   Tangible Assets. Rapidtext owns or leases all buildings,
                ---------------
machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is suitable for the purpose for which it is presently used.

         7.14   Inventory.  Rapidtext does not carry or maintain any inventory.
                ---------

         7.15   Contracts. Schedule 7.15 lists the following contracts and other
                ---------  -------------
agreements currently in effect to which any Company is a party:

                (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $15,000 per annum;

                (ii) any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year from the Closing Date or involve consideration in excess of $15,000;

                (iii)  any agreement concerning a partnership or joint venture;

                (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                (v) any agreement concerning confidentiality or noncompetition;

                (vi) any agreement among either of the Shareholders and their Affiliates (other than Rapidtext);

                (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                (viii) any written agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $15,000 or providing severance benefits;

                (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                (x) any agreement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Rapidtext; or

                (xi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $15,000.

The Shareholders have delivered to the LRA Companies a correct and complete copy of each written agreement listed in Schedule 7.15 (as amended to date) and a
                                    -------------
written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 7.15. With respect to each such agreement: (A) the
               -------------
agreement is legal, valid, binding, enforceable, and in full force and effect;
(B) Rapidtext is not a party nor to the Shareholders' Knowledge is any other party in breach or default, and to the Shareholders' Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, and (C) Rapidtext has not repudiated any provision of any such agreement nor to the Shareholders' Knowledge has any other party repudiated any provision of any such agreement.

         7.16   Notes and Accounts Receivable. All notes and accounts receivable
                -----------------------------
of Rapidtext are properly recorded on each Accounts Receivable Report delivered to the LRA Companies, reflected properly on Rapidtext's books and records and are valid receivables.

         7.17   Powers of Attorney. Except as disclosed on Schedule 7.17, there
                ------------------                         -------------
are no outstanding powers of attorney executed on behalf of Rapidtext.

         7.18   Insurance. Schedule 7.18 lists each insurance policy (including
                ---------- -------------
policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Rapidtext is currently a party, copies of which have been furnished to the LRA Companies.


         7.19   Litigation. Schedule 7.19 sets forth each instance in which
                ----------  -------------
Rapidtext (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Shareholders, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court of quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         7.20   Certain Business Relationships with Rapidtext. Except as
                ---------------------------------------------
disclosed on Schedule 7.20, neither the Shareholders nor their Affiliates have
             -------------
been involved in any business arrangement or relationship with Rapidtext within the past 12 months, and neither the Shareholders nor any of their Affiliates owns any asset, tangible or intangible, which is used in the business of Rapidtext.

         7.21   Guaranties. Rapidtext is not a guarantor or otherwise liable for
                ----------
any Liability or obligation (including indebtedness) of any other Person.

         7.22   Employees. To the Shareholders' Knowledge, no executive, key
                ---------
employee, or group of employees has any plans to terminate employment with Rapidtext. Rapidtext has not committed any unfair labor practice. The Shareholders do not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Rapidtext. Schedule 7.22 sets forth by number and employment
                        -------------
classification the approximate numbers of employees employed by Rapidtext as of the date of this Agreement, and none of said employees are subject to union or collective bargaining agreements with Rapidtext.

         7.23   Employee Benefits.
                -----------------

                (i)    Schedule 7.23 lists each Employee Benefit Plan that
                       -------------
         Rapidtext maintains or to which it contributes.

                       (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                       (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of

                Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.


                       (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Rapidtext. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan.

                       (D) Rapidtext has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with such Employee Benefit Plans, and to Shareholders' Knowledge, there has been no default or violation by any other party to such Employee Benefit Plans.

                       (E) The Shareholders have delivered to the LRA Companies correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which relate to each such Employee Benefit Plan.

                (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Rapidtext to make a larger contribution to, or pay greater benefits under, any Employee Benefit Plan than it otherwise would or
         (B) create or give rise to any additional vested rights or service credits under any Employee Benefit Plan.

                (iii) Each such Employee Benefit Plan has been terminated by Rapidtext in compliance with all applicable laws on or before the Closing Date.

         7.24   Brokers' Fees. Except for T.R. Capital, Rapidtext does not have
                -------------
any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         7.25   Operation of Business. To the Shareholders' Knowledge (i) all
                ---------------------
court reporters that are or have been hired (including independent contractors) by Rapidtext are qualified to perform the jobs that they are hired to perform and they are not required by law to obtain any certification to perform their jobs, (ii) all documents that Rapidtext is or has been required to maintain, store or handle in connection with conducting its business are or have been maintained, stored or handled in the manner agreed to between Rapidtext and its clients or in material conformity with prevailing standards regarding such matters in Rapidtext's industry, and (iii) Rapidtext performs all aspects and operations of its business at or above the prevailing standards for Rapidtext's industry.

         7.26   Disclosure. The representations and warranties contained in this
                ----------
Section 7.26 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 7.26 not misleading.


                                 ARTICLE VIII
                                 ------------

                 REPRESENTATIONS AND WARRANTIES OF LRA COMPANIES

         The LRA Companies represent and warrant that the statements contained in this Article VIII are correct and complete as of the date of this Agreement, except as otherwise disclosed in that certain LRA Companies Disclosure Schedule attached hereto as Schedule 8.0. Nothing in the LRA Companies Disclosure
                   ------------
Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the LRA Companies Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

         8.01   Organization, Qualification, and Corporate Power. Each of the
                ------------------------------------------------
LRA Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the LRA Companies is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the LRA Companies and their respective Subsidiaries has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 8.01 lists the directors and officers
                                 -------------
of each of the LRA Companies. Each of the LRA Companies has delivered to the Shareholders correct and complete copies of the charter and bylaws of each of the LRA Companies (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the LRA Companies are correct and complete in all material respects. Neither of the LRA Companies are in default under or in violation of any provision of its respective charter or bylaws.

         8.02   Capitalization. The entire authorized capital stock, the issued
                --------------
and outstanding shares and the treasury shares of each of the LRA Companies are accurately set forth in Schedule 8.02 together with the changes thereto
                        -------------
contemplated by the acquisition of Rapidtext. All of the issued and outstanding shares of each of the LRA Companies have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective parties as set forth in Schedule 8.02. There are no outstanding or authorized
                        -------------
options, warrants, purchase
rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require either of the LRA Companies to issue, sell, or otherwise cause to become outstanding any of its capital stock except those set forth in Schedule 8.02. There are no outstanding or authorized
                          -------------
stock appreciation, phantom stock, profit participation, or similar rights with respect to either of the LRA Companies except as set forth in Schedule 8.02.
                                                              -------------
There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of either of the LRA Companies.

         8.03   Authority. The execution and delivery of this Agreement by each
                ---------
of the LRA Companies has been duly authorized by each of the LRA Companies' Board of Directors which constitutes all of the necessary corporate action required in order for the LRA Companies to consummate the transactions hereunder. The LRA Companies have the right, power, legal capacity and authority to enter into, and perform their respective obligations under, this Agreement, and no approvals or consents of any persons are necessary in connection herewith.

         8.04   Noncontravention. Neither the execution and the delivery of this
                ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either of the LRA Companies is subject,
(ii) violate any provision of the charter or bylaws of either of the LRA Companies, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either of the LRA Companies is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Neither of the LRA Companies needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         8.05   Brokers' Fees. Neither of the LRA Companies has any Liability or
                -------------
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement other than to The GulfStar Group, Inc.

         8.06   Financial Statements. The LRA Companies have previously
                --------------------
furnished to Rapidtext and the Shareholders true and complete copies of the financial statements dated as of May 31, 1997 (the foregoing financial statements being referred to as the "LRA Financial Statements"). The LRA Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and fairly present, in all material respects, the financial position of the LRA Companies as of the respective dates of the balance sheets included in the LRA Financial Statements and the results of operations for the respective periods indicated subject to year end adjustments.

         8.07   Consents. No consent, authorization, approval, permit or license
                --------
of, or filing with, any governmental or public body or authority, or any lender, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of either of the LRA Companies.

         8.08   Issuance of the Parent Shares. The Parent Shares have been
                -----------------------------
reserved for issuance and, upon issuance and delivery, shall be duly authorized, validly issued, and non-assessable.

         8.09   Litigation. Neither of the LRA Companies is subject to any
                ----------
pending litigation, or to the best of its knowledge, threatened litigation.

         8.10   Material Adverse Changes. There have been no material adverse
                ------------------------
changes with respect to the business of the LRA Companies since May 31, 1997.

         8.11   Undisclosed Liabilities. Except as disclosed on Schedule 8.11
                -----------------------                         -------------
none of the LRA Companies have any Liability (and, to the best of the LRA Companies' Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities reflected in the then most current Financial Statements (including any notes thereto) and
(ii) Liabilities which have arisen after May 31, 1997 in the Ordinary Course of Business (none of which results form, arises, out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         8.12   Disclosure. The representations and warranties contained in this
                ----------
Article VIII do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article VIII not misleading.


                                   ARTICLE IX
                                   ----------

                            CONDITIONS TO THE MERGER

         9.01   Conditions to Obligation of the LRA Companies. The obligation of
                ---------------------------------------------
the LRA Companies to proceed with the Closing and consummate the transactions to be performed by each of them in connection with the Closing is subject to satisfaction of the following conditions (any or all which may be waived in writing, by the LRA Companies):

                (i) the representations and warranties set forth in Articles VI and VII above shall be true and correct in all material respects at and as of the Closing Date;

                (ii) Rapidtext and the Shareholders shall have performed and complied with all of their covenants hereunder in all material respects at and as of the Closing Date;

                (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the LRA-CA to merge Rapidtext with and into itself, or (D) materially and adversely affect in any material respect the right of Rapidtext to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (iv) Rapidtext and the Shareholders shall have delivered to the LRA Companies a certificate to the effect that each of the conditions specified above in 9.01(i)-(iii) is satisfied in all respects;

                (v) the LRA Companies shall have received from counsel to Rapidtext and the Shareholders an opinion in form and substance reasonably acceptable to all Parties, addressed to the LRA Companies, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to the LRA Companies' legal counsel;

                (vi) the LRA Companies shall have received the resignations, effective as of the Closing, of each director and officer of Rapidtext other than those whom the LRA Companies shall have specified in writing prior to the Closing;

                (vii) the LRA Companies shall have received notification from its Senior Lender that such Senior Lender has approved consummation of the transactions contemplated by this Agreement under its acquisition line of credit;

                (viii) Johnson shall have entered into the Johnson Employment Agreement;

                (ix)   Woods shall have entered into the Woods Employment
         Agreement;

                (x)    Woods shall have entered into the Guaranty;

                (xi) The Shareholders shall have each entered into a certain First Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement") on terms and conditions reasonably satisfactory to it, and a Registration Rights Agreement which shall grant to the Shareholders certain piggyback rights with respect to the Parent Shares and shall provide that, to the extent any greater registration rights are ever granted to any seller of a company acquired by LRA-CA, the Shareholders shall be granted the same or equivalent registration rights (the "Registration Rights Agreement");

                  (xii) all Employee Benefit Plans shall have been terminated by Rapidtext and the Shareholders and, to the extent that they are eligible, employees will participate in the LRA-CA Employee Benefit Plans to the extent LRA-CA has implemented substitute Employee Benefit Plans, and neither the LRA Companies nor Rapidtext shall have any further liability with respect thereto other than completion of the routine winding up thereof;

                  (xiii) all actions to be taken by the Rapidtext and/or the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the LRA Companies;

                  (xiv) the Shareholders shall have entered into the Pledge Agreement;

                  (xv) the LRA Companies, the Shareholders and the Senior Lender shall have entered into a Subordination Agreement; and

                  (xvi) the Shareholders and Woods shall have executed a Release in form and substance acceptable to the LRA Companies.

         9.02     Conditions to Obligation of Rapidtext and the Shareholders.
                  ----------------------------------------------------------
The obligation of Rapidtext and the Shareholders to proceed with Closing and consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions (any or all of which may be waived in writing by Rapidtext and/or the Shareholders):

                  (i) the representations and warranties set forth in Articles VIII above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the LRA Companies shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Shareholders to own the Parent Shares, or (D) affect adversely in any material respect the right of LRA-CA to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) the LRA Companies shall have delivered to Rapidtext and the Shareholders a certificate to the effect that each of the conditions specified above in Section 9.02(i)-(iii) is satisfied in all respects;

                  (v) Rapidtext and the Shareholders shall have obtained the full and final releases (a) of any guaranty of the Shareholders of the debt of Rapidtext or any of its Subsidiaries and (b) of any collateral pledged by the Shareholders securing such debt or guarantees; provided, however, that the foregoing releases will not require the payment of any additional consideration in excess of the Purchase Price by LRA-CA;

                  (vi) the LRA Companies shall have received from Senior Lender approval to fund this transaction under its acquisition line;

                  (vii) LRA-CA shall have entered into the Woods Employment Agreement;

                  (viii) LRA-CA shall have entered into the Johnson Employment Agreement;

                  (ix) Rapidtext and the Shareholders shall have received from counsel to the LRA Companies an opinion in form and substance acceptable to Rapidtext and the Shareholders, addressed to Rapidtext and the Shareholders, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to the Rapidtext's and the Shareholders's legal counsel;

                  (x) all actions to be taken by Rapidtext and/or the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the LRA Companies;

                  (xi) the LRA Companies shall have entered into the Shareholders' Agreement, and the Registration Rights Agreement on terms and conditions reasonably satisfactory to Shareholders;

                  (xii) Parent and LRA-CA shall have entered into the Pledge Agreement;

                  (xiii) all actions to be taken by the LRA Companies in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Rapidtext and the Shareholders; and

                  (xiv) the LRA Companies, the Shareholders and the Senior Lender shall have entered into a Subordination Agreement.

                                   ARTICLE X
                                   ---------

                            POST CLOSING COVENANTS

         10.01  General. In case at any time after the Closing any further
                -------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article XI below).

         10.02  Litigation Support. In the event and for so long as any Party
                ------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand to which the other Party is not subject (either by virtue of the indemnification provisions contained in Article XI below or otherwise) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Party, the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article XI below). The LRA Companies acknowledge and agree that if any Shareholder, any director or officer of Rapidtext is individually brought into any litigation in connection with Rapidtext, it, he or she shall be indemnified to the maximum extent that directors and officers of corporations are permitted to be indemnified under California law both for all costs of litigation as well as any judgments or settlement amounts paid. Notwithstanding the foregoing, the Shareholders shall not be entitled to indemnification to the extent of any of the following:

                (i) suit against any Shareholder, director or officer with respect to a matter for which such Shareholders, director or officer is required to indemnify the LRA Companies pursuant to this Agreement; or

                (ii) to the extent that any Shareholder, director or officer is found to have engaged in gross negligence or willful misconduct.

         10.03  Confidentiality. The Shareholders will treat and hold as such
                ---------------
all of the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement and all of the other agreements executed in connection herewith and except in connection with handling all of the litigation described on Schedule 7.19. In the
                                            -------------
event that Shareholders are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Shareholders will notify the LRA Companies promptly of the request or requirement so that the LRA Companies may seek an appropriate protective order or waive compliance with the provisions of this Section 10.03. If, in the absence of a protective order or the receipt of a waiver hereunder, the Shareholders are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Shareholders may disclose the Confidential Information to the tribunal; provided, however, that Shareholders shall use their reasonable best efforts to obtain, at the reasonable request of the LRA Companies, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the LRA Companies shall designate; provided, however that all of the Shareholders' costs including but not limited to legal fees shall be paid by the LRA Companies. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         10.04  Accounts Receivable. Johnson and Woods shall use commercially
                -------------------
reasonable efforts to collect the Accounts Receivable in the Ordinary Course of Business. Each Shareholder represents and warrants that all Effective Date Accounts Receivable shall be collectible in their full amounts less a reserve for doubtful accounts of ten percent (10%) of the total principal amount of Effective Date Accounts Receivable outstanding within twelve (12) months of the Effective Date. LRA-CA shall make a good faith effort to collect the Effective Date Accounts Receivable.

                                  ARTICLE XI
                                  ----------

                           INDEMNIFICATION; REMEDIES

         11.01  Survival of Representations and Warranties. All of the
                ------------------------------------------
representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for two years thereafter except that the representations and warranties contained in
Section 7.10, and Section 7.11 which shall survive for three years after the Closing.

         11.02  Indemnification Provisions.
                --------------------------
                (i)    By the Shareholders. Each Shareholder shall indemnify,
                       -------------------
save, defend and hold harmless each of the LRA Companies and their respective shareholders, directors, officers, partners, agents and employees (and in the event either of the LRA Companies assigns its right, title and interest hereunder to a corporation, which shall be permitted hereunder, such assignee) (collectively, the "LRA Indemnified Parties") from and against any and all costs, lawsuits, losses, Liabilities, deficiencies, claims and expenses, including interest, penalties, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), incurred in connection with or arising out of or resulting from or incident to any breach (or in the event any third party alleges facts that, if true, would mean such Shareholder has breached), of any covenant, warranty or representation made by each Shareholder in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Shareholders or their Affiliates pursuant to the terms of this Agreement; provided, however, that the Shareholders shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any LRA Indemnified Parties.

                (ii)   By the LRA Companies. The LRA Companies shall indemnify,
                       --------------------
save, defend and hold harmless the Shareholders from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to any breach (or in the event any third party alleges facts that, if true, would mean either of the LRA Companies have breached), of any covenant, warranty or representation made by either of the LRA Companies in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by either of the LRA Companies under this Agreement; provided, however, that the LRA Companies shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by either Shareholder.

                (iii)  Defense of Claims. If any lawsuit or enforcement action
                       -----------------
is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten (10) days; provided further that a Notice of Action must be sent to the indemnifying Party within the applicable survival period as provided in Section 10.1 of this Agreement. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this Section 11.02 to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to defend, or the indemnified Party may compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

                (iv)   Third Party Claims. The provisions of this Section 11.02
                       ------------------
are not limited to matters asserted by the Parties, but cover costs, losses, liabilities, damages, lawsuits, claims and expenses incurred in connection with third party claims.

                (v)    Limitation on Indemnification. Notwithstanding any
                       -----------------------------
provision of this Agreement except for claims by the LRA Companies against the Shareholders under Section 10.04 of this Agreement, neither the LRA Companies nor the Shareholders or any Affiliate of either shall be required to pay an indemnified Party or any Affiliate thereof any amount with respect to any claim for Damages under this Section 11.02 until the Damages which the indemnified Party and its Affiliates suffered under this Agreement aggregate at least $25,000 (the "Threshold"), at which time and in such event the indemnified Party or Affiliate shall be entitled to receive payment for the entire amount of aggregate Damages beginning with the first dollar. Neither Party shall be liable to indemnify the other Party in an amount in excess of the Purchase Price excluding any and all amounts due and owing under Section 10.04 of this Agreement.

         11.03  Remedies.
                --------
                A.     Specific Performance. Each of the Parties hereby agrees
                       --------------------
that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

                B.     Offset. Any and all Damages incurred by the LRA Companies
                       ------
which permit the LRA Companies to make an indemnification claim against the Shareholders and to the extent not otherwise prohibited by applicable law, shall be subject to mandatory offset by the LRA Companies against all amounts due and owing by the LRA Companies to the Shareholders under this Agreement, the Note, or any document, instrument, or agreement executed in connection herewith; provided, however that no offsets shall be permitted against the base salary due and owing to the Shareholders, respectively, under the Johnson Employment Agreement and under the Woods

Employment Agreement. The foregoing shall constitute the sole remedy of the LRA Companies against the Shareholders in connection with breaches of the representations, warranties, covenants and obligations of the Shareholders contained in this Agreement except to the extent of any remaining unpaid claims to the extent permitted under Article X of this Agreement if there is not a Note or any Parent Shares remaining pledged to offset against in which event the LRA Companies may proceed against the Shareholders but only for any amounts not offset and not exceeding the Purchase Price. In the event of an offset of any Damages incurred as a result of any such breach, the LRA Companies shall furnish the Shareholders notice containing detailed information about the breach, the magnitude of the Damages that the LRA Companies has or reasonably expects to incur (the act of offsetting by the LRA Companies shall be referred to as an "Offset"). All Offsets shall be one-half (1/2) against the Note, and one-half (1/2) against the Parent Shares. In the event there is not any principal balance remaining due and owing on the Note, then, any additional Damages shall be Offset against the Parent Shares. In the event the Parent Shares are no longer pledged to the LRA Companies, in order to permit the LRA Companies to offset any of their Damages, than the entire amount of the Offset shall be against the principal balance of the Note. For purposes hereof, the Parent Shares shall be deemed to have a value equivalent to the Parent Shares Value. In order to secure the LRA Companies' Offset rights against the Parent Shares, the LRA Companies and the Shareholders shall execute that certain Stock Pledge Agreement dated of even date herewith (the "Pledge Agreement"). The Parent Shares shall have a restrictive legend typed on the back thereof specifying that the Parent Shares are subject to a right of Offset as specified in this Agreement. The Shareholders acknowledge and agree that but for the right of Offset contained in this Agreement, the LRA Companies would not have entered into this Agreement or any of the transactions contemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding.

                                  ARTICLE XII
                                  -----------

                                    GENERAL

         12.01  Public Announcements. No Party shall issue any press release or
                --------------------
make any public announcement relating to the subject matter of this Agreement (including the documents referred to herein) without the prior written approval of all of the Parties; provided, however, that any Party may make any public disclosure it believes in good faith upon the advise of legal counsel it is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         12.02  No Third-Party Beneficiaries. This Agreement shall not confer
                ----------------------------
any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         12.03  Entire Agreement. This Agreement (including the documents
                ----------------
referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         12.04  Succession and Assignment. This Agreement shall be binding upon
                -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Parties; provided, however, that the LRA Companies may
(i) assign any or all of its rights and interests hereunder (x) to one or more of its Affiliates, and (y) to one or more financial institutions lending funds to the LRA Companies for the purpose of financing the merger hereunder and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the LRA Companies nonetheless shall remain responsible for the performance of all of their respective obligations hereunder).

         12.05  Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         12.06  Headings. The section headings contained in this Agreement are
                --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.07  Notices. All notices, requests, demands, claims, and other
                -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Shareholders:        Seaquestor Trust
                                    Jerry Woods
                                    37 Beacon Bay
                                    Newport Beach, California 92660
                                    Attn: Kimberley Woods, Trustee
                                    Telephone: (714) 675-0617
                                    Telefax: (714) 675-9937

                                    Glory Johnson


                                    230 Newport Center Drive
                                    Suite 250
                                    Newport Beach, California 92660
                                    Telephone: (714) 644-7700
                                    Telefax: (714) 644-7706

         Copy to:                   Mr. Donald Segretti
                                    Three Park Plaza, Suite 1735
                                    Irvine, California 92614
                                    Telephone: (714) 851-0990
                                    Telefax: (714) 851-0999

         If to LRA-CA:              Litigation Resources of America-California, Inc.
                                    1001 Fannin, Suite 650
                                    Houston, Texas 77002-2731
                                    Telephone: (713) 653-7100
                                    Telefax (713) 653-7172
                                    Attn: Mr. Richard O. Looney,
                                          Chief Executive Officer

         Copy to:                   Boyer Ewing & Harris Incorporated
                                    Nine Greenway Plaza, Suite 3100
                                    Houston, Texas  77046
                                    Telephone: (713) 871-2025
                                    Telefax (713) 871-2024
                                    Attn:  J. Randolph Ewing

         If to Parent:              Litigation Resources of America, Inc.
                                    1001 Fannin, Suite 650
                                    Houston, Texas 77002-2731
                                    Telephone: (713) 653-7100
                                    Telefax (713) 653-7172
                                    Attn: Mr. Richard O. Looney,
                                          Chief Executive Officer

         Copy to:                   Boyer Ewing & Harris Incorporated
                                    Nine Greenway Plaza, Suite 3100
                                    Houston, Texas  77046
                                    Telephone: (713) 871-2025
                                    Telefax (713) 871-2024
                                    Attn:  J. Randolph Ewing

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         12.08  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
                -------------
IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

         12.09  Amendments and Waivers. No amendments of any provision of this
                ----------------------
Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         12.10  Severability. Any term or provision of this Agreement that is
                ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         12.11  Expenses. Each of the Parties will bear his, her or its own
                --------
costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         12.12  Construction. The Parties have participated jointly in the
                ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         12.13  Incorporation of Exhibits and Schedules. The Exhibits and
                ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         12.14. Arbitration and Limitation on Claims. Any controversy, dispute
                ------------------------------------
or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Agreement which cannot first be settled through ordinary negotiation between the Parties shall be submitted in good faith to mediation by and in accordance with the Commercial Mediation Rules of the American Arbitration Association or any successor organization. In the event that mediation of such controversy, dispute or claim cannot be settled through the mediation proceeding, the Parties agree that the controversy, dispute or claim shall be submitted to binding and final arbitration conducted in Los Angeles, California by and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or any successor organization. Any such arbitration shall be to a three member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor organization. The award rendered by the arbitrators may be confirmed, entered and enforced as a judgment in any court of competent jurisdiction; however, the Parties otherwise waive any rights to appeal the award except with regard to fraud by the panel. Any such action must be brought within two years of the date the cause of action accrues. The arbitrators shall award the Party which substantially prevails in any arbitration proceeding recovery of that Party's attorneys' fees, the arbitrators' fees and all costs in connection with the arbitration from the Party who does not substantially prevail. The Parties' remedies are limited solely to the specific remedies provided in this Agreement or in the other. The parties waive any entitlement to punitive damages, consequential damages and lost profits and will limit any damage claim to actual economic damages incurred. Nothing in this Section 12.14 shall restrict any Parties' ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any Party, such Party is specifically entitled to enforce the appropriate provisions of the Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section 12.14.

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

                                                          LITIGATION RESOURCES OF AMERICA-
ATTEST:                                                   CALIFORNIA, INC., a California corporation

 By: /s/ G. Kent Kahle                                    By: /s/ Dave Pfleghar
    ------------------------------------------               ------------------------------------------
     G. Kent Kahle, Asst. Secretary                             Dave Pfleghar, Chief Financial Officer

                                                          LITIGATION RESOURCES OF AMERICA,
                                                          INC., a Texas corporation


 By: /s/ G. Kent Kahle                                    By: /s/ Dave Pfleghar
    ------------------------------------------               ------------------------------------------
     G. Kent Kahle, Asst. Secretary                           Dave Pfleghar, Chief Financial Officer

                                                          RAPIDTEXT, INC.,
                                                          a California corporation

 By: /s/ Glory Johnson                                    By: /s/ Jerry Woods
    ------------------------------------------               ------------------------------------------
     Glory Johnson, Secretary                                 Jerry Woods, President

                                                          SEAQUESTOR TRUST,
                                                          a California private annuity trust

                                                          By: /s/ Kimberley A. Woods
                                                             ------------------------------------------
                                                              Kimberley A. Woods, Sole Trustee

                                                          /s/ Glory Johnson
                                                          ---------------------------------------------
                                                          GLORY JOHNSON


                                LIST OF SCHEDULES

6.0      Shareholders Disclosure Letter
6.01     Trustee and Beneficiaries of Shareholders
6.05     Information re: LRA Companies
7.0      Rapidtext Disclosure Letter
7.01     Directors and Officers of Rapidtext
7.03     Capitalization and Shareholders Listing for Rapidtext
7.07     Certain Changes or Events
7.08     Liabilities
7.10     Tax Matters
7.12     Real Property Leases
7.15     Rapidtext Contracts
7.17     Powers of Attorney
7.18     Insurance
7.19     Litigation
7.20     Business Relationships with Rapidtext
7.22     Employees
7.23     Employee Benefit Plans
8.0      LRA Companies Disclosure Letter
8.01     Directors and Officers of LRA Companies
8.02     Capitalization and Shareholders Listing for LRA Companies
8.11     Undisclosed Liabilities